SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 15, 2004

Merchants Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other jurisdiction of incorporation)	0-11595 (Commission File No.)	03-0287342 (IRS Employer Identification No.)

275 Kennedy Drive So. Burlington, Vermont (Address of principal executive offices)		05403 (Zip Code)

(802) 658-3400 (Registrant's telephone number, including area code)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

See discussion at Item 2.03 below

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On December 15, 2004, Merchants Bancshares, Inc. ("Merchants"), the parent company of Merchants Bank, completed a private placement of an aggregate of $20 million of trust preferred securities. The placement occurred through a newly formed Delaware statutory trust affiliate of Merchants, MBVT Statutory Trust I (the "Trust"). The trust preferred securities will bear interest for five years at a fixed rate of 5.95%, and after five years, the rate will adjust quarterly at a fixed spread over three month LIBOR. The trust preferred securities mature on December 31, 2034, and are redeemable at Merchants' option beginning after five years from issuance. The payments of distributions on and redemption or liquidation of the trust preferred securities issued by the Trust are guaranteed by Merchants pursuant to a Guarantee Agreement, dated December 15, 2004, between Merchants and Wilmington Trust Company, as trustee.

The proceeds from the sale of the trust preferred securities were used by the Trust to purchase from Merchants $20 million in aggregate principal amount of fixed/floating rate junior subordinated deferrable interest debentures (the "Debentures"). The Trust simultaneously issued common shares to Merchants for consideration of $619,000. The Debentures are the sole assets of the Trust.

The Debentures were issued pursuant to an Indenture, dated December 15, 2004, by and between Merchants and Wilmington Trust Company, as trustee. Like the trust preferred securities, the Debentures will bear interest for five years at a fixed rate of 5.95%, and after five years, the rate will adjust quarterly at a fixed spread over three month LIBOR. The interest payments on the Debentures will be used to pay the quarterly distributions payable by the Trust to the holders of the trust preferred securities. The maturity date of the Debentures may be shortened, at the option of Merchants and subject to prior approval from the Federal Reserve, to a date not earlier than December 15, 2009, if certain conditions are met.

The net proceeds to Merchants from the sale of the Debentures to the Trust will be used by Merchants for general corporate purposes, allowing Merchants to pay the special dividend declared on December 1, 2004, and at the same time continuing to pursue alternative growth opportunities.

Item 9.01. Financial Statements and Exhibits

(c).	The following exhibits are included with this Report:

	Exhibit No.	Description
	99.1	Press Release, dated December 16, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCHANTS BANCSHARES, INC.

Date: December 16, 2004	/s/Janet P. Spitler

Janet P. Spitler Chief Financial Officer & Treasurer

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